UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________________
FORM 8-K
 ___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2024
  ___________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________

Delaware	001-37860		81-3434516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification Number)

1678 S. Pioneer Road	Salt Lake City	Utah	84104
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VREX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On March 26, 2024, Varex Imaging Corporation (the “Company”), Varex Imaging West, LLC (“VI West”) and Varex Imaging Deutschland AG (the “German Borrower” and together with the Company and VI West, the “Borrowers”) and certain guarantors party thereto (the “Guarantors”) entered into a senior secured revolving credit agreement, dated as of March 26, 2024 (the “Credit Agreement”) with Zions Bancorporation, N.A. DBA Zions First National Bank (“Zions”), as administrative and collateral agent, the lenders named therein, the issuing banks named therein, and Zions, as lead arranger and bookrunner, providing for a senior secured revolving credit facility of up to $155 million (the “Credit Facility”). Simultaneous with its entry into the Credit Facility, the Company terminated its senior secured asset-based revolving credit agreement, dated as of September 30, 2020, with Bank of America N.A., as administrative and collateral agent, and the lenders named therein, providing for the asset-backed lending facility (the “Existing Credit Facility”). As of March 26, 2024, there was no principal balance outstanding on the Credit Facility.
Availability, interest, and maturity. The maximum availability under the Credit Facility is $155 million available to the Borrowers for revolving loans in U.S. dollars and for the issuance of letters of credit. The Borrowers may make and repay borrowings from time to time until the maturity of the Credit Facility. The Borrowers may make voluntary prepayments of borrowings at any time. Borrowings under the Credit Facility will mature, and lending commitments thereunder will terminate, on September 26, 2027. The interest rate for revolving credit facility borrowings by Borrowers under the Credit Facility is the Secured Overnight Financing Rate (“SOFR”) (subject to a floor of 0.0%) plus a margin of 2.00% to 2.75%, depending on the consolidated total net leverage ratio of the Company. Alternatively, Borrowers have the option of selecting a base rate equal to the highest of (a) the prime rate, (b) the Federal Funds Rate plus 0.50% and (c) SOFR (subject to a floor of 0.0%) plus a margin of 1.00%. A commitment fee of 0.375% per annum is payable from the closing date until the first fiscal quarter ending after the closing date, and thereafter a commitment fee of between 0.30% to 0.40% per annum is payable quarterly on the actual daily unused portion of the Credit Facility, depending on the consolidated total net leverage ratio of the Company.
The proceeds of the Credit Facility will be used for working capital and other general corporate purposes (including potential repayment of debt) for the Company and its subsidiaries and to pay fees and expenses incurred in connection with the transaction.
Guarantees and security. The Borrowers’ obligations under the Credit Agreement will be guaranteed by the Guarantors. These guarantees are secured on a first lien basis by specified assets, including inventory, accounts receivable, cash, accounts and intercompany loans, and certain real property. In addition, the Credit Agreement will be secured by second liens on certain assets securing the Company’s 7.875% Senior Secured Notes due 2027. An intercreditor agreement governs how the collateral securing the respective debt obligations will be treated among the secured parties.
Covenants. The Credit Agreement contains customary covenants restricting the Company’s activities, as well as those of its subsidiaries, including limitations on the ability to sell assets, engage in mergers, or other fundamental changes, enter into capital leases or certain leases not in the ordinary course of business, enter into transactions involving related parties or derivatives, incur or prepay indebtedness, grant liens or negative pledges on its assets, make loans or other investments, pay dividends or repurchase stock or other securities, guarantee third-party obligations, engage in sale leasebacks and make changes in its corporate structure, though there are certain exceptions and carveouts related to these restrictions. In addition, the Credit Agreement includes financial covenants related to the Company’s consolidated total net leverage ratio and its consolidated fixed charge coverage ratio.
Events of default. The Credit Agreement contains customary events of default, including payment failures, breaches of representations and warranties, failure to comply with covenants, failure to satisfy other obligations under the credit agreements or related documents, defaults in respect of other material indebtedness, bankruptcy, insolvency and inability to pay debts when due, material judgments, pension plan terminations or specified underfunding, change of control and failure of certain provisions of any guarantee or security document supporting the Company’s Credit Facility to be in full force and effect. The cross-default provisions in the Credit Agreement apply if a default occurs on other indebtedness of the Company or the guarantors in excess of a specified amount and the applicable grace period in respect of the indebtedness has expired, such that the lenders of or trustee for the defaulted indebtedness have the right to accelerate. If an event of default occurs under the Credit Agreement, subject to any applicable grace period, the lenders may terminate their commitments, declare immediately payable all borrowings under the Credit Facility and foreclose on the collateral.
The above summary of the material terms of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement
On March 26, 2024, the Company paid off and terminated the Existing Credit Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
On March 27, 2024, the Company issued a press release announcing the closing of the Credit Facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference..
Item 9.01 Financial Statement and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1
Credit Agreement dated as of March 26, 2024, by and among Varex Imaging Corporation, Varex Imaging West, LLC, Varex Imaging Deutschland AG, the Guarantors party thereto and Zions Bancorporation, N.A. DBA Zions First National Bank, as administrative and collateral agent, and the lenders party thereto

99.1	Press Release dated March 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: March 27, 2024	By:	/s/ KIMBERLEY E. HONEYSETT
Kimberley E. Honeysett
Senior Vice President, Chief Legal Officer and Corporate Secretary